Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MGT CAPITAL INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13–4148725
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

512 S. Mangum Street, Suite 408 Durham, NC	27701
(Address of Principal Executive Offices)	(Zip Code)

2016 STOCK OPTION PLAN

(Full Title of Plan)

Robert Ladd, President

MGT Capital Investments, Inc.

512 S. Mangum Street, Suite 408

Durham, NC 27701

(914) 630-7430

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]
Emerging growth company [ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (a)	Proposed maximum offering price per share (b)	Proposed maximum aggregate offering price (c)	Amount of registration fee (d)
Common Stock, $.001 par value	15,394,808 shares	$0.725	$11,161,235.8	$1,293.59

(a)	The number of shares being registered includes shares of Common Stock of the Company to be offered or sold to participants pursuant to the 2016 Stock Option Plan, including but not limited to stock awards, stock options, stock appreciation rights, and other stock-based awards. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2016 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(b)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is based on the average of the high and low prices reported by the OTC Pink marketplace for May 2, 2017, which is within five (5) business days prior to the date of this Registration Statement.

(c)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. This amount is the assumed aggregate offering price of 15,394,808 shares of Common Stock being registered, based on the average of the high and low prices reported by the OTC Pink marketplace for May 2, 2017, which is within five (5) business days prior to the date of this Registration Statement.

(d)	The amount is based on the proposed maximum aggregate offering price of $11,161,235.8. See note (c).

Exhibit Index begins on page 6.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required to be contained in the Section 10(a) prospectus is omitted from this Registration Statement pursuant to Rule 428 under the Securities Act and the note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

MGT Capital Investments, Inc. (“MGT” or the “Company”) hereby incorporates into this Registration Statement the following documents filed by the Company with the Securities and Exchange Commission:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed April 20, 2017.

(b)	The Company’s Current Reports on Form 8-K filed January 9, 2017, January 27, 2017, February 24, 2017, March 9, 2017, March 20, 2017, March 20, 2017 and April 4, 2017.

(e)	The description of the Company’s Common Stock contained on Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on January 13, 2016, pursuant to Section 12(b) of the Exchange Act, as amended.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Article NINTH of our Restated Certificate of Incorporation states: To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending or repealing any of the provisions of this ARTICLE NINTH shall apply to, or have any effect on the liability or alleged liability of, any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

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Article IX of our Amended and Restated By-Laws states: The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding. The right to indemnification conferred in this Article IX shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with applicable law as then in effect. All right to indemnification conferred in this Article IX, including such right to advance payments and the evidentiary, procedural and other provisions of this Article IX, shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as provided for officers and directors.

Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MGT pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable

Item 8. Exhibits.

Exhibit Number	Exhibit Description

Exhibit 4.1	2016 Stock Option Plan. Filed as Annex B to Schedule 14A filed by the Company on August 15, 2016 and incorporated herein by reference.

Exhibit 5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.

Exhibit 23.1	Consent of Independent Accountants (RBSM LLP). Filed with this Registration Statement.

Exhibit 23.2	Consent of Independent Accountants (Friedman LLP). Filed with this Registration Statement.

Exhibit 23.3	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 above).

Exhibit 24.1	Power of Attorney authorizing signature (contained on the signature page of this Registration Statement).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

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(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Durham, North Carolina on this 4th day of May, 2017.

MGT CAPITAL INVESTMENTS, INC.

By:	/s/ Robert B. Ladd
(Robert B. Ladd)
President (Principal Executive Officer) and Interim CFO (Principal Financial and Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ladd, and each of them, his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ H. Robert Holmes	Chairman of the Board, Chairman of the	May 4, 2017
(H. Robert Holmes)	Nomination and Compensation Committee, Member of Audit Committee

/s/ Michal Onghai	Chairman of the Audit Committee,	May 4, 2017
(Michael Onghai)	Member of Nomination and Compensation Committee

/s/ Nolan Bushnell	Director, Member of Nomination and	May 4, 2017
(Nolan Bushnell)	Compensation and Audit Committees

/s/ John McAfee	Director	May 4, 2017
(John McAfee)

/s/ Robert B. Ladd	Director	May 4, 2017
(Robert B. Ladd)

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

Exhibit 4.1	2016 Stock Option Plan. Filed as Annex B to Schedule 14A filed by the Company on August 15, 2016 and incorporated herein by reference.

Exhibit 5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.

Exhibit 23.1	Consent of Independent Accountants (RBSM LLP). Filed with this Registration Statement.

Exhibit 23.2	Consent of Independent Accountants (Friedman LLP). Filed with this Registration Statement.

Exhibit 23.3	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 above).

Exhibit 24.1	Power of Attorney authorizing signature (contained on the signature page of this Registration Statement).

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